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                                   Exhibit 21

                        List of Registrant's Subsidiaries



Subsidiary Name                                      State of Incorporation

Banyan Trails, Inc.                                           Florida

Preferred Builders Realty, Inc.                               Florida

Engle Homes/Orlando, Inc.                                     Florida

Preferred Home Mortgage Company                               Florida

St. Tropez At Boca Golf, Inc.                                 Florida

Engle Homes/Palm Beach, Inc.                                  Florida

Engle Homes/Broward, Inc.                                     Florida

Engle Homes/Gulf Coast, Inc.                                  Florida

Engle Homes/Texas, Inc.                                       Florida

Engle Homes/Pembroke, Inc.                                    Florida

Engle Homes/Virginia, Inc.                                    Florida

Engle Homes/North Carolina, Inc.                              Florida

Universal Land Title, Inc.                                    Florida

Engle Homes/Colorado Inc.                                     Florida

Engle Homes/Lake Bernadette, Inc.                             Florida

Engle Homes/Southwest Florida                                 Florida

Engle Homes/Arizona, Inc.                                     Florida

Engle Homes/Atlanta, Inc.                                     Florida

Greenleaf Homes, Inc.                                         Florida

Pembroke Falls Realty, Inc.                                   Florida

Engle Homes/Arizona Construction, Inc.                        Arizona

Universal Land Title of Colorado, Inc.                        Colorado

Universal Land Title of Texas, Inc.                           Texas

Engle Homes/Jacksonville, Inc.                                Florida

Engle Homes Realty, Inc.                                      Georgia

Engle Homes Delaware, Inc.                                    Delaware

Engle Homes Financing, Inc.                                   Delaware



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